    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 26, 1998
                                                       REGISTRATION NO. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             -------------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             -------------------
                                  ONEOK, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             -------------------
              OKLAHOMA                            73-1520922
   (STATE OR OTHER JURISDICTION OF      (I.R.S. EMPLOYER IDENTIFICATION
   INCORPORATION OR ORGANIZATION)                   NUMBER)

                             100 WEST FIFTH STREET
                             TULSA, OKLAHOMA 74103
                                (918) 588-7000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 JERRY D. NEAL
             VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER
                                  ONEOK, INC.
                             100 WEST FIFTH STREET
                             TULSA, OKLAHOMA 74103
                                (918) 588-7000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                             -------------------
                                  COPIES TO:

           DONALD A. KIHLE                     ALLAN G. SPERLING
           GABLE & GOTWALS            CLEARY, GOTTLIEB, STEEN & HAMILTON
  100 WEST FIFTH STREET, SUITE 1000            ONE LIBERTY PLAZA
     TULSA, OKLAHOMA 74103-4219            NEW YORK, NEW YORK 10006
                             -------------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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                                         PROPOSED        PROPOSED
 TITLE OF EACH CLASS OF     AMOUNT        MAXIMUM        MAXIMUM      AMOUNT OF
    SECURITIES TO BE        TO BE     AGGREGATE PRICE   AGGREGATE    REGISTRATION
       REGISTERED         REGISTERED     PER UNIT     OFFERING PRICE     FEE
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Debt Securities........  $400,000,000      100%        $400,000,000  $118,000(1)
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(1) The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY + +NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN + +OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE +
+SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  SUBJECT TO COMPLETION, DATED AUGUST 26, 1998

                                  ONEOK, INC.

                                  $400,000,000

                                DEBT SECURITIES

                                --------------

  ONEOK, Inc., an Oklahoma corporation (and together with its subsidiaries and its predecessor, ONEOK Inc., a Delaware corporation, and its subsidiaries, the "Company"), may offer from time to time, together or separately, its debt securities ("Securities") on terms to be determined at the time of offering. Securities with an aggregate issue price of up to $400,000,000 may be issued, in one or more series, under this Prospectus. The Securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of the Company.

  The prospectus supplement ("Prospectus Supplement") accompanying this Prospectus sets forth, with respect to the particular series or issue of Securities for which this Prospectus and the Prospectus Supplement are being delivered ("Offered Securities"): the terms of the Securities offered, including, where applicable, their title, aggregate principal amount, maturity, rate of any interest (or the manner of calculation and time of payment thereof), any redemption or repayment terms, any index, formula or other method pursuant to which principal, premium or interest may be determined and the form of such Securities (which may be in registered or global form), any initial public offering price, the purchase price and net proceeds to the Company and the other specific terms of such offering.

                                --------------

 NEITHER  THE SECURITIES  AND  EXCHANGE COMMISSION  NOR  ANY STATE  SECURITIES
  COMMISSION  HAS APPROVED OR  DISAPPROVED OF THE  SECURITIES OR PASSED  UPON
    THE ADEQUACY OR ACCURACY OF  THIS PROSPECTUS. ANY REPRESENTATION TO THE
     CONTRARY IS A CRIMINAL OFFENSE.

                                --------------

  Offered Securities may be sold directly to purchasers or to or through underwriters, dealers or agents. If any underwriters, dealers or agents are involved in the offering of any Offered Securities, their names and any applicable fee, commission or discount arrangements will be set forth in the Prospectus Supplement. See "Plan of Distribution".

                                --------------

                   The date of this Prospectus is    , 1998.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"), which may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: New York Office (Seven World Trade Center, Suite 1300, New York, New York 10048) and Chicago Office (500 W. Madison St., Suite 1400, Chicago, Illinois 60621-2511). Copies of such materials also can be obtained upon request from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. In addition, such materials may also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which exchange the Company's common stock is listed. Finally, copies of reports, proxy statements and other information filed with the Commission electronically by the Company may be inspected by accessing the Commission's Internet site at http://www.sec.gov.

  The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document. A copy of the Registration Statement and the exhibits and schedules thereto may be examined without charge at the Commission's principal offices at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and copies of such materials can be obtained from the Public Reference Section of the Commission at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents, which have heretofore been filed by the Company with the Commission pursuant to the Exchange Act, are incorporated herein by reference and are deemed to be a part hereof:

    (a) Annual Report on Form 10-K for the fiscal year ended August 31, 1997;

    (b) Quarterly Reports on Form 10-Q for the quarters ended November 30, 1997; February 28, 1998 and May 31, 1998; and

    (c) Current Reports on Form 8-K dated August 25, 1998, July 23, 1998; May 26, 1998; March 11, 1998; February 10, 1998; December 12, 1997, November
  26, 1997 and November 14, 1997.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby also shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

  The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to: ONEOK, Inc., 100 West Fifth Street, P.O. Box 871, Tulsa, OK 74102-0871, Attention: Chief Financial Officer.

  Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified shall not be deemed to constitute a part of this Prospectus except as so modified, and any statement so superseded shall not be deemed to constitute part of this Prospectus.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

  Statements contained in this Prospectus, including the documents that are incorporated by reference as set forth in "Incorporation of Certain Documents by Reference," that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management's beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of fact, actual results may differ materially from those projected. Important factors that could cause future results to differ include, but are not limited to, national, regional and local economic competitive conditions, regulatory and business trends and decisions, technological developments, Year 2000 issues, inflation rates, weather conditions, and other factors discussed in this and other filings by the Company with the Commission, all of which are difficult to predict and many of which are beyond the control of the Company. Accordingly, while the Company believes these forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience or that the expectations derived from them will be realized. When used in the Company's documents or oral presentations, the words "anticipate," "estimate," "expect," "objective," "projection," "forecast," "goal" or similar words are intended to identify forward- looking statements.

                                  THE COMPANY

  The Company engages in several aspects of the energy business. The Company purchases, gathers, compresses, transports, and stores natural gas for distribution to consumers. It transports gas for others and leases pipeline capacity to others for their use in transporting gas. The Company drills for and produces oil and gas, extracts and sells natural gas liquids, and is engaged in the gas marketing business. In addition, it leases and operates a headquarters office building (leasing excess space to others) and owns and operates a related parking facility. As a regulated natural gas utility the Company distributes natural gas to approximately 1.4 million customers in the states of Oklahoma and Kansas.

  The Company's principal executive offices are located at 100 West Fifth Street, Tulsa, Oklahoma 74103 and its telephone number is (918) 588-7000.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Securities will be added to the Company's general funds and are expected to be used to retire existing indebtedness and for general corporate purposes, except as may be stated in a Prospectus Supplement.

                           DESCRIPTION OF SECURITIES

  The Securities will be issued under an Indenture ("Indenture") between the Company and the ("Trustee"). The form of the Indenture has been filed as an exhibit to the Registration Statement. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended ("TIA"). The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indenture, including the definitions of certain terms therein. Whenever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated by reference herein as part of the statement made, and the statement is qualified in its entirety by such reference.

                                    GENERAL

  The Indenture provides that any Offered Securities may be issued in one or more series, in each case as authorized from time to time by the Company; the Indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. Reference is made to the Prospectus Supplement relating to the Offered Securities for the following:

    (1) The title of such Securities.

    (2) The aggregate principal amount of such Securities, the percentage of their principal amount at which such Securities will be issued and the date or dates on which the principal of such Securities will be payable or the method by which such date or dates will be determined or extended.

    (3) The rate or rates (which may be fixed or variable) at which such Securities will bear interest, if any, and, if variable, the method by which such rate or rates will be determined.

    (4) The date or dates from which any interest will accrue or the method by which such date or dates will be determined, the date or dates on which any interest will be payable (including the Regular Record Dates for such Interest Payment Dates) and the basis on which any interest will be calculated if other than on the basis of a 360-day year of twelve 30-day months.

    (5) The place or places, if any, other than or in addition to New York City, where the principal of (and premium, if any, on) and interest, if any, on such Securities will be payable, where any Securities may be surrendered for registration of transfer, where such Securities may be surrendered for exchange and where notices or demands to or upon the Company in respect of such Securities may be served.

    (6) The period or periods within which, the price or prices at which and the other terms and conditions upon which, such Securities may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option.

    (7) The obligation, if any, of the Company to redeem, purchase or repay such Securities, in whole or in part, pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which, such Securities will be so redeemed, purchased or repaid.

    (8) Whether the amount of payments of principal of (and premium, if any, on) and interest, if any, on such Securities may be determined with reference to an index, formula or other method (which index, formula or method may, without limitation, be based on one or more commodities, equity indices or other indices) and the manner in which such amounts will be determined.

    (9) Any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to such Securities (which Events of Default or covenants may not be consistent with the Events of Default or covenants set forth in the general provisions of the Indenture).

    (10) If other than the entire principal amount thereof, the portion of the principal amount of such Securities that will be payable upon declaration of acceleration of the maturity thereof or the method by which such portion will be determined.

    (11) Any provisions in modification of, in addition to or in lieu of any of the provisions concerning defeasance and covenant defeasance contained in the Indenture that will be applicable to such Securities.

    (12) Any provisions granting special rights to the holders of such Securities upon the occurrence of such events as may be specified.

    (13) If other than the Trustee, the designation of any Paying Agent or Security Registrar for such Securities, and the designation of any transfer or other agents or depositories for such Securities.

    (14) Whether such Securities will be issuable initially in temporary global form, whether any such Security is to be issuable in permanent global form (a "Global Security") and, if so, whether beneficial owners of interests in any Global Security may exchange such interests for Securities of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the Indenture, and, if such Securities are to be issuable as a Global Security, the identity of the depository for such Securities.

    (15) The person to whom any interest on any Security will be payable, if other than the person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, or the manner in which any interest payable on a temporary Security issued in global form will be paid (if other than as described in "Book-Entry Securities" below).

    (16) The denomination or denominations in which such Securities will be issuable, if other than $1,000 or any integral multiple thereof.

    (17) Whether and under what circumstances the Company will pay Additional Amounts, as contemplated by Section 1008 of the Indenture, on such Securities to any holder who is not a United States person (including any modification of the definition of such term as contained in the Indenture) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Securities rather than pay such Additional Amounts (and the terms of any such option).

    (18) Any other, terms, conditions, rights and preferences (or limitations on such rights and preferences) of such Securities not inconsistent with the provisions of the Indenture (Section 301).

  If the terms of any series of Securities provide that the Company may be required to pay Additional Amounts in respect thereof, for purposes of this Prospectus, any reference to the payment of the principal of (and premium, if any, on) or interest, if any, on such Securities will be deemed to include mention of the payment of the Additional Amounts provided for by the terms of such Securities.

  The Securities referred to on the cover page of this Prospectus, and any additional debt securities issued under the Indenture, are herein collectively referred to, while a single Trustee is acting with respect to all debt securities issued thereunder, as the "Indenture Securities". The Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Indenture Securities. At a time when two or more Trustees are acting under the Indenture, each with respect to only certain series, the term "Indenture Securities" as used herein will mean the series with respect to which each respective Trustee is acting. In the event that there is more than one Trustee under the Indenture, the powers and trust obligations of each Trustee as described herein will extend only to the series of Indenture Securities for which it is the Trustee. If two or more Trustees are acting under the Indenture, then the Indenture Securities for which each Trustee is acting would in effect be treated as if issued under separate indentures.

  The Securities may provide for less than the entire principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof. A discussion of the federal income tax and other considerations applicable to Original Issue Discount Securities will be set forth in the Prospectus Supplement relating thereto.

  The Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated Indebtedness of the Company.

  The general provisions of the Indenture do not limit the ability of the Company to incur Indebtedness and do not afford holders of Securities protection in the event of highly leveraged or similar transactions involving the Company. However, the general provisions of the Indenture do provide that neither the Company nor any Restricted Subsidiary will subject certain of its properties or assets to any mortgage or other encumbrance unless the Indenture Securities outstanding thereunder are secured equally and ratably with or prior to such other Indebtedness thereby secured. See "Limitations on Liens" and "Limitation on Sale and Leaseback Transactions" under the heading "Certain Covenants". Reference is made to the Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Company that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

  Under the Indenture, the Company has the ability to issue Indenture Securities with terms different from those of Indenture Securities previously issued thereunder and, without the consent of the holders, to reopen a previous issue of a series of Indenture Securities and issue additional Indenture Securities of such series (unless such reopening was restricted when such series was created) in an aggregate principal amount determined by the Company (Section 301).

  There is no requirement that future issues of debt securities of the Company be issued under the Indenture, and the Company will be free to employ other indentures or documentation, possibly containing provisions different from those included in the Indenture or applicable to one or more issues of Indenture Securities, in connection with such future issues.

                               CERTAIN COVENANTS

LIMITATIONS ON LIENS

  The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, create, incur, issue or assume any Indebtedness secured by any Lien on any Principal Property, or on shares of stock or Indebtedness of any Restricted Subsidiary ("Restricted Securities"), without making effective provision for the Outstanding Indenture Securities (other than any Outstanding Indenture Securities not entitled to this covenant) to be secured by the Lien equally and ratably with (or prior to) any and all Indebtedness and obligations secured or to be secured thereby for so long as such Indebtedness is so secured, except that the foregoing restriction will not apply to:

    (1) Any Lien existing on the date of the first issuance of Indenture Securities.

    (2) Any Lien on any Principal Property or Restricted Securities of any Person existing at the time such Person is merged or consolidated with or into the Company or a Restricted Subsidiary, or such Person becomes a Restricted Subsidiary.

    (3) Any Lien on any Principal Property existing at the time of acquisition of such Principal Property by the Company or a Restricted Subsidiary, whether or not assumed by the Company or such Restricted Subsidiary, provided that no such Lien may extend to any other Principal Property of the Company or any Restricted Subsidiary.

    (4) Any Lien on any Principal Property (including any improvements on an existing Principal Property) of the Company or any Restricted Subsidiary, and any Lien on the shares of stock of a Restricted Subsidiary that was formed or is held for the purpose of acquiring and holding such Principal Property, in each case to secure all or any part of the cost of acquisition, development, operation, construction, alteration, repair or improvement of all or any part of such Principal Property (or to secure Indebtedness incurred by the Company or a Restricted Subsidiary for the purpose of financing all or any part of such cost); provided that such Lien is created prior to, at the time of, or within 12 months after the latest of, the acquisition, completion of construction or improvement or commencement of commercial operation of such Principal Property and provided, further, that no such Lien may extend to any other Principal Property of the Company or any Restricted Subsidiary, other than any theretofore unimproved real property on which the Principal Property is so constructed or developed or the improvement is located.

    (5) Any Lien on any Principal Property or Restricted Securities to secure Indebtedness owing to the Company or to another Restricted Subsidiary.

    (6) Any Lien in favor of governmental bodies to secure advances or other payments pursuant to any contract or statute or to secure Indebtedness incurred to finance the purchase price or cost of constructing or improving the property subject to such Lien.

    (7) Any Lien created in connection with a project financed with, and created to secure, Non-Recourse Indebtedness.

    (8) Carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings.

    (9) Liens (other than Liens imposed by ERISA) on the property of the Company or any of its Subsidiaries incurred, or pledges or deposits required, in connection with workmen's compensation, unemployment insurance and other social security legislation.

    (10) Liens securing taxes that remain payable without penalty or which are being contested in good faith by appropriate proceedings where collection thereof is stayed; provided that the Company has set aside on its books reserves with respect to such taxes (segregated to the extent required by GAAP) deemed by it to be adequate.

    (11) Any right which any municipal or governmental body or agency may have by virtue of any franchise, license or contract to purchase or designate a purchaser of, or order the sale of, any property of the Company upon payment of reasonable compensation therefor or to terminate any franchise, license or other rights or to regulate the property and business of the Company.

    (12) Any Liens, neither assumed by the Company nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by the Company for sub-station, measuring station, regulating station, gas purification station, compressor station, transmission line, distribution line or right-of-way purposes.

    (13) Easements or reservations in any property of the Company for the purpose of roads, pipe lines, gas transmission and distribution lines, electric light and power transmission and distribution lines, water mains and other like purposes, and zoning ordinances, regulations and restrictions which do not impair the use of such property in the operation of the business of the Company.

    (14) Any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (1) through (13), provided that the Indebtedness secured thereby may not exceed the principal amount of Indebtedness so secured at the time of such renewal or refunding, and that such renewal or refunding Lien must be limited to all or any part of the same property and improvements thereon, shares of stock or Indebtedness that secured the Lien renewed or refunded.

    (15) Any Lien not permitted above securing Indebtedness that, together with the aggregate outstanding principal amount of other secured Indebtedness that would otherwise be subject to the foregoing restrictions (excluding Indebtedness secured by Liens permitted under the foregoing exceptions) and the Attributable Debt in respect of all Sale and Leaseback Transactions (not including Attributable Debt in respect of any such Sale and Leaseback Transactions described in clause (iii) or (iv) of the next succeeding paragraph) would not then exceed 15% of Consolidated Net Tangible Assets (Section 1006).

LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

  The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless
(i) the Company or a Restricted Subsidiary would be entitled, without securing the Outstanding Indenture Securities, to incur Indebtedness secured by a Lien on the Principal Property that is the subject of such Sale and Leaseback Transaction; (ii) the Attributable Debt associated therewith would be in an amount permitted under clause (15) of the preceding paragraph; (iii) the proceeds received in respect of the Principal Property so sold and leased back at the time of entering into such Sale and Leaseback Transaction are used for the business and operations of the Company or any Subsidiary; or (iv) within 12 months after the sale or transfer, an amount equal to the proceeds received in respect of the Principal Property so sold and leased back at the time of entering into such Sale and Leaseback Transaction is applied to the prepayment (other than mandatory prepayment) of any Outstanding Indenture Securities or Funded Indebtedness of the Company or a Restricted Subsidiary (other than Funded Indebtedness that is held by the Company or any Restricted Subsidiary or Funded Indebtedness of the Company that is subordinate in right of payment to any Outstanding Indenture Securities) (Section 1007).

CERTAIN DEFINITIONS

  "Attributable Debt" means, as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents), discounted from the respective due dates thereof at the weighted average of the rates of interest (or Yield to Maturity, in the case of Original Issue Discount Securities) borne by the Indenture Securities then outstanding under the Indenture, compounded annually.

  "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

  "Consolidated Net Tangible Assets" means (i) the total amount of assets (less applicable reserves and other properly deductible items) which under GAAP would be included on a consolidated balance sheet of the Company and its Subsidiaries after deducting therefrom (a) all current liabilities, provided, however, that there shall not be deducted billings recorded as revenues deferred pending the outcome of rate proceedings (less applicable income taxes thereon), if and to the extent the obligation to refund the same shall not have been finally determined, (b) appropriate allowance for minority interests in common stocks of Subsidiaries and (c) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under GAAP would be included on such consolidated balance sheet, less (ii) the amount which would be so included on such consolidated balance sheet for investments (less applicable reserves) made in Subsidiaries.

  "Funded Indebtedness" as applied to any Person, means all Indebtedness of such Person maturing after, or renewable or extendible at the option of such Person beyond, 12 months from the date of determination.

  "Indebtedness" means obligations for money borrowed, evidenced by notes, bonds, debentures or other similar evidences of indebtedness.

  "Lien" means any lien, mortgage, pledge, encumbrance, charge or security interest securing Indebtedness; provided, however, that the following types of transactions will not be considered for purposes of this definition to result in a Lien: (i) any acquisition by the Company or any Restricted Subsidiary of any property or assets subject to any reservation or exception under the terms of which any vendor, lessor or assignor creates, reserves or excepts or has created, reserved or excepted an interest in oil, gas or any other mineral in place or the proceeds thereof, (ii) any conveyance or assignment whereby the Company or any Restricted Subsidiary conveys or assigns to any Person or Persons an interest in oil, gas or any other mineral in place or the proceeds thereof, (iii) any Lien upon any property or assets either owned or leased by the Company or any Restricted Subsidiary or in which the Company or any Restricted Subsidiary owns an interest that secures for the benefit of the Person or Persons paying the expenses of developing or conducting operations for the recovery, storage, transportation or sale of the mineral resources of such property or assets (or property or assets with which it is unitized) the payment to such Person or Persons of the Company's or the Restricted Subsidiary's proportionate part of such development or operating expenses or (iv) any hedging arrangements entered into in the ordinary course of business, including any obligation to deliver any mineral, commodity or asset in connection therewith.

  "Non-Recourse Indebtedness" means, at any time, Indebtedness incurred after the date of the Indenture by the Company or a Restricted Subsidiary in connection with the acquisition of property or assets by the Company or a Restricted Subsidiary or the financing of the construction of or improvements on property, whenever acquired, provided that, under the terms of such Indebtedness and pursuant to applicable law, the recourse at such time and thereafter of the lenders with respect to such Indebtedness is limited to the property or assets so acquired, or such construction or improvements, including Indebtedness as to which a performance or completion guarantee or similar undertaking was initially applicable to such Indebtedness or the related property or assets if such guarantee or similar undertaking has been satisfied and is no longer in effect.

  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Principal Property" means any property located in the United States, except any such property that in the opinion of the Board of Directors of the Company is not of material importance to the total business conducted by the Company and its consolidated Subsidiaries.

  "Restricted Subsidiary" means any Subsidiary that owns or leases a Principal Property.

  "Sale and Leaseback Transaction" means any arrangement with any Person pursuant to which the Company or any Restricted Subsidiary leases any Principal Property that has been or is to be sold or transferred by the Company or the Restricted Subsidiary to such Person, other than (i) a lease for a term, including renewals at the option of the lessee, of not more than three years or classified as an operating lease under generally accepted accounting principles, (ii) leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries and (iii) leases of a Principal Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of the Principal Property.

  "Subsidiary" of the Company means (i) a corporation, of which a majority of the Capital Stock with voting power, under ordinary circumstances, to elect directors is owned, directly or indirectly, at the date of determination, by the Company, by one or more Subsidiaries or by the Company and one or more Subsidiaries or (ii) any other Person (other than a corporation) in which at the date of determination the Company, one or more Subsidiaries or the Company and one or more Subsidiaries, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

                                 DENOMINATIONS

  Unless otherwise provided in the applicable Prospectus Supplement, Securities in fully registered form shall be issued in denominations of $1,000 and integral multiples of $1,000. Securities issued in global form shall be in denominations set forth in the applicable Prospectus Supplement. (Sections 201, 301 and 302).

                        PAYMENT, TRANSFER AND EXCHANGE

  The Company will be required to maintain an office or agency in each Place of Payment for such series, and may from time to time designate additional offices or agencies, at which the principal of (and premium, if any, on) and interest, if any, on such series will be payable (Sections 301 and 1002). Unless otherwise provided in the

Prospectus Supplement, the Place of Payment will be New York City, and the Company will initially designate the office of the agent of the Trustee in New York City as an office where such principal, premium and interest will be payable. Notwithstanding the foregoing, at the option of the Company, interest, if any, may be paid on Securities (i) by check mailed to the person entitled thereto at such person's address appearing in the Security Register or (ii) by wire transfer to an account located inside the United States maintained by the person entitled thereto as specified in the Security Register (Sections 308 and 1002). Unless otherwise provided in the Prospectus Supplement, payment of any installment of interest on Securities will be made to the person in whose name such Security is registered at the close of business on the Regular Record Date for such interest (Section 308).

  The Company may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and, except as provided above, rescind the designation of any office or agency.

  All moneys paid by the Company to the Trustee or a Paying Agent for the payment of principal of (or premium, if any, on) or interest, if any, on any Security that remains unclaimed for the lesser of the time period specified in applicable abandoned property or similar laws and two years after such principal, premium or interest becomes due and payable will be repaid to the Company, and the holder of such Security will (subject to applicable abandoned property or similar laws) thereafter, as an unsecured general creditor, look only to the Company for payment thereof (Section 1003).

  Subject to the terms of the Indenture and the limitations applicable to Global Securities, Securities of any series will be exchangeable for other Securities of the same series of any authorized denominations and of a like aggregate principal amount (Section 306).

  Subject to the terms of the Indenture and the limitations applicable to Global Securities, Securities of a series may be presented for registration of transfer and for exchange (i) at each office or agency required to be maintained by the Company for payment of such series, as described above, and
(ii) at each other office or agency that the Company may designate from time to time for such purposes. Registration of transfers and exchanges will be effected if the transfer agent is satisfied with the evidence of ownership and identity of the person making the request and if the transfer form thereon is duly executed. No service charge will be made for any registration of transfer or exchange of Securities, but the Company may require payment of any tax or other governmental charge payable in connection therewith (Section 306).

  In the event of any redemption in part, the Company will not be required (i) to register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before any selection of Securities of that series to be redeemed and ending at the close of business on the date the relevant notice of redemption is mailed, (ii) to register the transfer of or exchange any Security or portion thereof called for redemption, except the unredeemed portion, if any, of a Security being redeemed in part or
(iii) to register the transfer of or exchange any Security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such Security not to be so repaid (Section 306).

                   CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Company may not consolidate with or merge into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person, unless each of the following conditions is satisfied:

    (1) Immediately after giving effect to such transaction, no Event of Default (or event that with notice or lapse of time, or both, would be such) with respect to the Indenture Securities will have happened and be continuing.

    (2) The corporation or other entity formed by such consolidation or into which the Company is merged, or the Person to which such properties and assets will have been conveyed, transferred or leased, assumes the Company's obligation as to the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on the Indenture Securities and the performance and observance of every covenant to be performed by the Company under the Indenture, and will be organized under the laws of the United States, one of the States thereof or the District of Columbia.

    (3) The Company has delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that the transaction complies with these conditions (Section 801).

  In the event that any transaction described in and complying with the conditions listed in the immediately preceding paragraph occurs, the Company would be discharged from all obligations and covenants under the Indenture and all obligations under the Indenture Securities, with the successor corporation or Person succeeding to such obligations and covenants of the Company (Section
802).

  In the event of any such transaction, the Indenture provides that, if any Principal Property or Restricted Securities would thereupon become subject to any Lien, the Indenture Securities (other than any Indenture Securities not entitled to the benefit of the "Limitation of Liens" covenant) will be secured, as to such Principal Property or Restricted Securities, equally and ratably with (or prior to) the Indebtedness that upon the occurrence of such transaction would become secured by such Lien, unless such Lien could be created under the Indenture without equally and ratably securing such Indenture Securities (Section 803).

                            MODIFICATION AND WAIVER

  The Indenture permits the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of Outstanding Indenture Securities affected thereby, to execute supplemental indentures adding any provisions to or changing or eliminating any provisions of the Indenture or modifying the rights of such holders, except that no such supplemental indenture may, without the consent of the holder of each Outstanding Indenture Security affected thereby:

    (1) Change the Stated Maturity of the principal of (or premium, if any, on) or any installment of interest on any Indenture Security, or reduce the principal amount thereof (or any premium, if any, thereon) or the rate of interest, if any, thereon, or change any obligation of the Company to pay Additional Amounts on any Indenture Security as contemplated by Section 1008 of the Indenture, or reduce the amount of the principal of an Indexed Security or an Original Issue Discount Security that would be due and payable upon an acceleration of maturity thereof or the amount thereof provable in bankruptcy, or adversely affect the right of repayment, if any, at the option of the holder, or change any Place of Payment where any Indenture Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or on or after any Redemption Date or Repayment Date), or adversely affect any right to convert or exchange any Indenture Security.

    (2) Reduce the aforesaid percentage in principal amount of Outstanding Indenture Securities, the consent of the holders of which is required for any such supplemental indenture.

    (3) Reduce the percentage in principal amount of outstanding Indenture Securities, the consent of the holders of which is necessary to modify or waive any default under the Indenture (Section 902).

  The holders of a majority in aggregate principal amount of Outstanding Indenture Securities have the right to waive compliance by the Company with certain covenants contained in the Indenture (Section 1009).

  Modification and amendment of the Indenture may be made by the Company and the Trustee without the consent of any holder, for any of the following purposes: (i) to evidence the succession of another Person to the Company as obligor under the Indenture; (ii) to add to the covenants of the Company for the benefit of the holders of any series of Indenture Securities; (iii) to add Events of Default for the benefit of the holders of any such series; (iv) to change or eliminate any provisions of the Indenture, provided that any such change or elimination will become effective only when there is no Indenture Security Outstanding thereunder of any series that is entitled to the benefit of such provisions; (v) to secure the Indenture Securities Outstanding under the Indenture pursuant to the requirements of
Section 803 or 1006 of the Indenture, or otherwise; (vi) to establish the form or terms of Indenture Securities of any series, as permitted by Sections 201 and 301 of the Indenture; (vii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee; (viii) to close the Indenture with respect to the authentication and delivery of additional series of Indenture Securities; (ix) to cure any ambiguity or inconsistency in the Indenture, provided such action does not adversely affect in any material respect the interests of holders of Indenture Securities of any series thereunder; (x) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of Indenture Securities, provided that such action does not adversely affect in any material respect the interests of the holders of the Indenture Securities; or
(xi) to make any other change that does not affect the rights of any holder (Section 901).

  The Indenture provides that in determining whether the holders of the requisite principal amount of Indenture Securities of a series then outstanding have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of such Indenture Securities, (i) the principal amount of an Original Issue Discount Security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof and (ii) the principal amount of an Indexed Security that may be counted in making such determination or calculation and that will be deemed outstanding for such purpose will be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indenture Security pursuant to Section 301 (Section 101).

                               EVENTS OF DEFAULT

  The following are Events of Default with respect to any series of Indenture
Securities: (i) default in the payment of any installment of interest upon any Indenture Security of such series when it becomes due and payable, continued for 30 days; (ii) default in the payment of the principal of (or premium, if any, on) any Indenture Security of such series at its Maturity; (iii) failure on the part of the Company to observe or perform any other covenant or agreement contained in the Indenture (other than a covenant or agreement included in the Indenture solely for the benefit of less than all series of Indenture Securities or a covenant the default in the performance of which would be covered by clause (vi) below) for 60 days after written notice of such failure, requiring the Company to remedy the same, has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of Outstanding Indenture Securities of such series; (iv) default under any indenture or instrument under which the Company or any Restricted Subsidiary has at the time outstanding Indebtedness for borrowed money or guarantees thereof in any individual instance in excess of $15,000,000 and, if not already matured in accordance with its terms, such Indebtedness has been accelerated and such acceleration is not rescinded or annulled within 30 days after notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of Outstanding Indenture Securities of such series; provided that, if, prior to the entry of judgment in favor of the Trustee for payment of the Indenture Securities of such series, the default under such indenture or instrument has been remedied or cured by the Company or such Restricted Subsidiary, or waived by the holders of such Indebtedness, then the Event of Default under the Indenture will be deemed likewise to have been remedied, cured or waived; (v) certain events of bankruptcy, insolvency or reorganization affecting the Company; and (vi) any other Event of Default included in the Indenture for the benefit of Indenture Securities of such series (Section 501).

  If an Event of Default with respect to Indenture Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series (or, if the Indenture Securities of that series are Original Issue Discount Securities or

Indexed Securities, such portion of the principal amount as may be specified in the terms of that series) by notice as provided in the Indenture may declare the principal amount of all the Indenture Securities of that series and the accrued interest thereon to be due and payable immediately. At any time after a declaration of acceleration with respect to Indenture Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration (Section 502).

  The holders of a majority in aggregate principal amount of Outstanding Indenture Securities of any series have the right to waive certain past defaults under the Indenture (Section 513).

  The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable indemnity (Section 602). Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Indenture Securities of that series unless the Trustee shall determine that the action specified would be in conflict with any rule or law (Section 512).

  The Company will be required to furnish the Trustee annually a certificate stating whether or not the Company is in default under the Indenture and, if so, specifying all such defaults and the nature thereof (Section 1004).

                      DEFEASANCE AND COVENANT DEFEASANCE

  The Indenture provides that the Company may elect either (i) to defease and be discharged from any and all obligations with respect to all or a portion of the Indenture Securities of any series (except for the obligations (a) to pay Additional Amounts, if any; (b) to register the transfer of or exchange such Indenture Securities; (c) to replace temporary or mutilated, destroyed, lost or stolen Indenture Securities of such series; (d) to maintain an office or agency in respect of such Indenture Securities; and (e) to hold moneys for payment in trust) ("defeasance"); or (ii) to be released from its obligations with respect to such outstanding Indenture Securities under Sections 1006 and 1007 of the Indenture (being the restrictions described above under "Limitations on Liens" and "Limitation on Sale and Leaseback Transactions", respectively, under the heading "Certain Covenants") or, if so provided pursuant to the Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such Indenture Securities ("covenant defeasance"), in either case upon the irrevocable deposit by the Company with the Trustee (or other qualifying trustee), in trust, of (i) an amount in cash;
(ii) Government Obligations (as defined below) that, through the payment of principal and interest in accordance with their terms, will provide money in an amount; or (iii) a combination thereof in an amount, sufficient to pay the principal of (and premium, if any, on) and interest, if any, to Stated Maturity (or redemption) on such Indenture Securities and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor (Article 14).

  Such a trust may only be established if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the holders of such Indenture Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture (Section 1404).

  The Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Indenture Securities of or within a particular series.

                             PLAN OF DISTRIBUTION

  The Company may sell the Offered Securities to one or more underwriters for public offering and sale by them or may sell the Offered Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the Offered Securities will be named in the related Prospectus Supplement. The Company has reserved the right to sell the Offered Securities directly to investors on its own behalf in those jurisdictions where it is authorized to do so.

  Underwriters may offer and sell the Offered Securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company also may, from time to time, authorize dealers, acting as the Company's agents, to offer and sell the Offered Securities upon such terms and conditions as set forth in the related Prospectus Supplement. In connection with the sale of the Offered Securities, underwriters may receive compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Offered Securities for whom they may act as agent. Underwriters may sell the Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchaser for whom they may act as agents.

  Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of the Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the related Prospectus Supplement. Dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

  Until the distribution of the Offered Securities is completed, rules of the Commission may limit the ability of underwriters to bid for and purchase the Offered Securities. As an exception to these rules, underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Securities. If underwriters create a short position in the Offered Securities in connection with the offering, i.e., if they sell more Offered Securities than are set forth on the cover page of the applicable Prospectus Supplement, underwriters may reduce that short position by purchasing Offered Securities in the open market. In general, purchase of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. Such activities, if commenced, may be discontinued at any time.

  If so indicated in the related Prospectus Supplement, the Company will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase such Offered Securities from the Company pursuant to delayed delivery contracts providing for payment and delivery at a future date. Such contracts will be subject only to those conditions set forth in the related Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

  Offered Securities issued hereunder will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such Offered Securities are sold by the Company for public offering and sale may make a market in such Offered Securities, but such underwriters or agents will not be obligated to do so and may discontinue any market at any time without notice. No assurance can be given as to the liquidity of the trading market for any such Offered Securities.

  Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, the Company and certain of its affiliates in the ordinary course of business.

                                 LEGAL MATTERS

  Certain legal matters relating to the Securities will be passed upon for the Company by Gable & Gotwals, Tulsa, Oklahoma. The validity of the Offered Securities will be passed upon for any underwriters, dealers or agents by Cleary, Gottlieb, Steen & Hamilton, New York, New York.

                                    EXPERTS

  The consolidated financial statements of the Company and its subsidiaries as of August 31, 1997 and 1996, and for each of the years in the three-year period ended August 31, 1997, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the August 31, 1997 financial statements refers to the adoption of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of, in 1996.

  The audited financial statements of the Gas Business, a business unit of WRI, as of August 31, 1996 and 1995 and for each of the years in the three-year period ended August 31, 1996, incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated, except the SEC registration fee.

   SEC registration fee............................................... $118,000
   Legal fees and expenses............................................   35,000
   Printing and engraving.............................................   70,000
   Fees of accountants................................................   40,000
   Fees of trustee....................................................   15,000
   Rating Agencies Fees...............................................  150,000
   Blue sky fees and expenses.........................................    1,500
   Miscellaneous......................................................   10,500
                                                                       --------
                                                                       $440,000
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Company, as an Oklahoma corporation, is empowered by section 1031 of the Oklahoma General Corporation Act (the "OGCA"), subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders, or disinterested directors, or otherwise. Article VIII of the By-laws of the Company provides that directors and officers of the Company shall be indemnified by the Company to the fullest extent permitted by Oklahoma law as now or hereafter enforced, including the advance of related expenses. If any determination is required under applicable law as to whether a director or officer is entitled to indemnification, such determination shall be made by the Board, by vote of a quorum of disinterested directors, or by independent legal counsel by written opinion or by shareholders.

  The Certificate of Incorporation of the Company provides that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which would involve intentional misconduct or a knowing violation of law,
(iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

  Pursuant to Article VIII of the By-laws of the Company, upon authorization and determination (1) by the board of directors by a majority of a quorum consisting of directors who were not parties to the action, suit, or proceeding involved; (2) if such a quorum is not obtainable, or even if obtainable and a quorum of disinterested directors so directs, by independent counsel in a written opinion; or (3) by the stockholders, the Company is obligated to indemnify any person who incurs liability by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, in an action by or in the right of the Company, no indemnification will be made if such person shall be adjudged to be liable to the Company, unless such indemnification is allowed by a court of competent jurisdiction.

  Under an insurance policy obtained by the Company, coverage of Company officers and directors against liability for neglect, errors, omissions, or breaches of duty in their capacities as such is provided for both the Company, to the extent that it is obligated to indemnify such officers and directors, and the officers and directors themselves. Such coverage is provided in the amount of $75,000,000, with a retained limit by the Company of $250,000. The insurance company is obligated to pay any loss in excess of the $250,000 retained limit and defense costs from the first dollar, up to the policy limit of $75,000,000. Among the policy exclusions are those which exclude coverage for accounting for profits made within the meaning of Section 16(b) of the Securities Exchange Act of 1934, claims based upon or attributable to directors and officers gaining any personal profit or advantage to which such individuals are not legally entitled, and for any claims brought about or attributable to the dishonesty of an officer or director.

  It is recognized that the above-summarized provisions of the Company's bylaws and the applicable Oklahoma General Corporation Law may be sufficiently broad to indemnify officers, directors, and controlling persons of the Company against liabilities arising under said Act.

  The Company and Western Resources, Inc. ("WRI") have entered into a Registration Rights Agreement which provides for indemnification of the Company's directors, officers, employees and controlling persons, if any, in any offering or sale of shares of common stock, obtainable upon conversion of the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, against any claims (including amounts paid in settlement), or actions or proceedings in respect thereof, arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement or prospectus contained therein, or any document incorporated by reference therein, or any document incorporated by reference therein, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by WRI or an agent or underwriter thereof expressly for use therein.

ITEM 16. EXHIBITS.

 EXHIBIT
 NUMBER
 -------
  1      Form of Underwriting Agreement.
  4.1    Form of Indenture between the Company and Chase Bank of Texas,
         National Association as trustee, relating to the Securities.
  4.2    Form of Note.
  5      Opinion of Gable & Gotwals.
 12      Statement of Calculation of Ratio of Earnings to Fixed Charges.
 23.1    Consent of KPMG Peat Marwick LLP, Independent Certified Public
         Accountants.
 23.2    Consent of Arthur Andersen LLP.
 23.3    Consent of Gable & Gotwals (included in Exhibit 5).
 24      Powers of Attorney (included in the signature page of this
         Registration Statement).
 25      Statement of Eligibility of Chase Bank of Texas, National Association
         under the Trust Indenture Act of 1939 on Form T-1 relating to the
         Indenture.

ITEM 17. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (d) The undersigned registrant hereby undertakes that:

    (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424 (b) (1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF TULSA, STATE OF OKLAHOMA, ON AUGUST 20, 1998.

                                          ONEOK, Inc.

                                                           /s/
                                          By: _________________________________
                                                       JERRY D. NEAL
                                              VICE PRESIDENT, CHIEF FINANCIAL
                                                   OFFICER AND TREASURER

  KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears immediately below constitutes and appoints Jerry D. Neal his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

                /s/                    Chairman of the         August 20, 1998
-------------------------------------   Board, Chief
          LARRY W. BRUMMETT             Executive Officer
                                        and Director

                /s/                    Director                August 20, 1998
-------------------------------------
           E. G. ANDERSON

                /s/                    Director                August 20, 1998
-------------------------------------
             W. M. BELL

                /s/                    Director                August 20, 1998
-------------------------------------
           D. R. CUMMINGS

                /s/                    Vice President,         August 20, 1998
-------------------------------------   Controller and
          BARRY D. EPPERSON             Chief Accounting
                                        Officer

                /s/                     Director               August 20, 1998
-------------------------------------
             W. L. FORD

                /s/                     Director               August 20, 1998
-------------------------------------
             H.R. FRICKE

                /s/                     Director               August 20, 1998
-------------------------------------
            J. M. GRAVES

                /s/                     Director               August 20, 1998
-------------------------------------
            S. J. JATRAS

                /s/                     Director               August 20, 1998
-------------------------------------
            S.L. KITCHEN

                /s/                     President, Chief       August 20, 1998
-------------------------------------    Operating Officer
             D. L. KYLE                  and Director

                /s/                     Director               August 20, 1998
-------------------------------------
            B. H. MACKIE

                /s/                     Vice President,        August 20, 1998
-------------------------------------    Chief Financial
            JERRY D. NEAL                Officer and
                                         Treasurer

                /s/                     Director               August 20, 1998
-------------------------------------
             D.A. NEWSOM

                /s/                     Director               August 20, 1998
-------------------------------------
             G.D. PARKER

                /s/                     Director               August 20, 1998
-------------------------------------
             J.D. SCOTT

                /s/                     Director               August 20, 1998
-------------------------------------
             S.L. YOUNG

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER
 -------
   1     Form of Underwriting Agreement.
   4.1   Form of Indenture between the Company and Chase Bank of Texas,
         National Association as trustee, relating to the Securities.
   4.2   Form of Note.
   5     Opinion of Gable & Gotwals (included in Exhibit 23.3).
  12     Statement of Calculation of Ratio of Earnings to Fixed Charges.
  23.1   Consent of KPMG Peat Marwick LLP, Independent Certified Public
         Accountants.
  23.2   Consent of Arthur Andersen LLP
  23.3   Consent of Gable & Gotwals.
  24     Powers of Attorney (included in the signature page of this
         Registration Statement).
  25     Statement of Eligibility of Chase Bank of Texas, National Association
         under the Trust Indenture Act of 1939 on Form T-1 relating to the
         Indenture.